EXHIBIT 10.35









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                              SEPARATION AGREEMENT

     In consideration for the agreement by Signal Apparel Company, Inc. ("the Company") to provide David E. Houseman ("Employee") with the severance package and benefits outlined below, the sufficiency of which the Employee acknowledges, Employee, on behalf of Employee, Employee's heirs, Employee's successors and assigns, releases and forever discharges the Company and its officers, directors, employees, shareholders (specifically including, but not limited to WG Trading Company Limited Partnership, including its respective "Guaranty" dated May 9, 1997, and WGI LLC and all individual and other affiliates of the foregoing, all hereinafter referred to as "WG"), representatives, subsidiaries, parent and affiliated companies and their respective assigns from any and all claims, damages, liabilities and causes of action, whether known or unknown which the Employee may presently have or claim to have relating to or arising out of Employee's employment by the company or the termination of that employment including, but not limited to, claims under federal, state, or local constitutions, statutes, regulations, ordinances or common law, including, but not limited to the Employee Retirement Income Security Act, and the Civil Rights Act, as amended and specifically including, but not limited to the agreement between the Company and Employee dated October 1, 1997 (the "Employment Agreement") including any written or oral amendments thereto as well as any other oral or written agreements between the Company and Employee. The foregoing release shall specifically exclude claims for indemnification by Employee pursuant to Article Eighth of the Company's Restated Articles of Incorporation, as amended or claims against Employee covered by the Company's officers' and directors' liability insurance, in each case resulting from claims by third parties arising from Employee's actions as an employee, officer and/or director of the Company.

     The Company and Employee agree that:

     1. Employee's employment with the Company ceased as of September 18, 1998, and Employee has resigned as an employee, officer and director of the Company and all affiliated companies as of that date.

     2. The Company shall pay Employee the sum of $100,000, less required withholdings in accordance with the following schedule:

          (a) $60,000 on the eighth day following execution of this Agreement (subject to the terms of Section I); and

          (b) Four monthly payments of $10,000 each payable on or before November 2, 1998, December 1, 1998, January 4, 1999 and February 1, 1999, respectively.


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     3.   The Company  shall  permit  Employee to maintain  Employee's  existing health and dental insurance benefits through September 30, 1999 provided Employee continues the payment of Employee's portion of the premiums with respect to such insurance.

     4. The Company shall extend all medical and dental benefits after September 30, 1999 for the period of eighteen months at the option of the Employee in accordance with the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1986.

     5. The Company shall compensate Employee at Employee's existing rate of pay for ten unused days of accrued vacation in the amount of $5,769.24, less required withholdings.

     6. Upon submission of documentation acceptable to the Company, Employee will be reimbursed for Employee's legal expenses in connection with the finalization of this Agreement up to the sum of $2,500.

     7. The Company hereby confirms its grant to Employee dated May 8, 1998 of options to purchase 275,000 shares of the Company's Common Stock in accordance with the Company's 1985 Stock Option Plan. The Options will be subject to the following terms:

          (a)  The exercise price will be $1.75 per share;

          (b) The options will expire on September 17, 2001 and will be classified as non-incentive options;

          (c) The options will be fully vested and eligible for exercise one year from the date of grant; and

          (d) Within 10 days of the date hereof, the Company agrees to execute a stock option agreement with Employee containing the above terms and the other relevant provisions of the Company's stock option plan.

          (e) The Company confirms that its 1985 Stock Option Plan is in accordance with Rule 16b-3 of the Securities Exchange Act of 1934.

     8. Within 10 days of the date hereof, the Company agrees to reimburse Employee the sum of $18,831 as a school tuition allowance.


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     9.   The Company and WG hereby  release  Employee  from any and all claims, damages, liabilities and causes of action, whether known or unknown which the Company or WG may have relating to or arising out of Employee's employment by the Company or relationship with WG.

     10. The Company agrees to use reasonable efforts to cause its employees to avoid making disparaging comments concerning Employee. The Company agrees to provide neutral references concerning Employee in the event of inquiries from potential employers.

     11. The Company shall not be obligated to provide any other benefits other than those discussed in this Agreement and no benefits will be provided until the Company receives a signed copy of this Agreement.

THE EMPLOYEE AGREES THAT:

     (a) The severance benefits to be paid by the Company under this Agreement and Release are intended to resolve any potential claim by the Employee concerning Employee's employment by the Company and his termination from the employment relationship. The parties acknowledge that this is a compromise settlement of disputed matters. These severance benefits may exceed the benefits Employee would have received had Employee not executed this Agreement.

     (b) The Employee has been advised to discuss this Agreement and Release with an attorney of Employee's choice before signing it, and is freely and voluntarily signing this document in exchange for the promises and consideration provided by the Company under this Agreement.

     (c) This Agreement and Release constitute the entire agreement between the Employee and the Company concerning the Employee's employment by the Company and Employee's separation therefrom. This Agreement and Release will supersede all prior written or oral agreements or understandings between the Company and the Employee relating to his employment by the Company and his separation therefrom, specifically including but not limited to the Employment Agreement. Notwithstanding the foregoing, Employee hereby reconfirms Employee's obligation to comply with Sections 4, 8 and 9 of the Employment Agreement.

     (d) Any material violation or material breach of the terms of this Agreement during the period during which the above outlined benefits are to be paid will render


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          the  obligation of the Company a nullity and extinguish its obligation to continue performance under the terms contained therein. If the Company believes Employee has violated or breached this Agreement, it will send written notice thereof to Employee, and provided such violation or breach is curable, allow Employee 10 days to cure such violation or breach and upon such cure, the Agreement shall remain in effect.

     (e) Employee will immediately return to the Company all documents, files (including copies thereof) and other Company property.

     (f) Employee agrees to cooperate fully with the Company in connection with the transition of Employee's responsibilities from Employee and to refrain from making disparaging comments concerning the Company to any account or any other third party.

     (g) Employee agrees to maintain the confidentiality of all proprietary information concerning the Company, as well as the terms of this Agreement, and will not disclose the terms of this Agreement to any person other than members of Employee's immediate family and Employee's legal and financial advisors.

     (h)  Employee  further  acknowledges  that  he  has  been  given  at  least
          Twenty-Five (25) days to review and consider this Agreement. This offer will expire at the close of business on the 25th day following its presentment to Employee unless a signed copy of this Agreement has been returned to the Company by that date.

     (i) In further consideration for the Agreement by the Company to provide Employee with the severance package and benefits outlined above, the sufficiency of which the Employee acknowledges, Employee, on behalf of himself, Employee's successors, and assigns, releases and forever discharges the Company and its subsidiaries, parent and affiliated companies and their respective assigns from any and all claims or causes of action relating to or arising out of Employee's employment by the Company or the termination of that employment which arises under the Age Discrimination in Employment Act, as amended. The Employee further acknowledges that he may revoke acceptance to the waiver of claims under the Age Discrimination in Employment Act, by notifying the Company of such revocation within seven (7) days of the execution of this Agreement. The Company will not provide severance payments until the expiration of this seven day period.

This Agreement will be interpreted in accordance with the laws of the State of Tennessee.


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The foregoing is agreed to between  Employee and the Company as of the last date set forth below.


/s/ DAVID E. HOUSEMAN                   9/30/98
-------------------------------------   --------------
DAVID E. HOUSEMAN                       DATE

/s/ ROBERT J. POWELL, VP                9/30/98
-------------------------------------   --------------
COMPANY REPRESENTATIVE                  DATE

WG Trading Company Limited Partnership and WGI LLC each agree to the release of claims by it herein.

WG TRADING COMPANY
LIMITED PARTNERSHIP                     WGI LLC


BY: /s/ PAUL R. GREENWOOD               BY: /s/ PAUL R. GREENWOOD
    ---------------------------------       ---------------------------------

TITLE: Managing Partner                 TITLE: Manager
       ------------------------------          ------------------------------

DATE: 10/1/98                           DATE: 10/1/98
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